EXHIBIT 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Annual Report of Avita Medical Limited (the “Company”) on Form 20-F for the period ended June 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dr. Michael Perry, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that, to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dr. Michael Perry
Dr. Michael Perry
Chief Executive Officer

Date: October 31, 2019